As filed with the Securities and Exchange Commission on August 15, 2022

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Gambling.com Group Limited
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of registrant’s name into English)

Jersey	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Gambling.com Group Limited
22 Grenville Street, St. Helier, Channel Island of Jersey JE4 8PX
+1 704 368 3388
(Address and telephone number of registrant’s principal executive offices)
GDC America Inc.
514 North Franklin St, Suite 201
Tampa, FL 33602, United States
+1 704 368 3388
(Name, address and telephone number of agent for service)
Copies to:

Michael J. Stein, Esq., Vice President, General Counsel
Dave N. Rao, Esq., Assistant General Counsel
Gambling.com Group Limited
c/o GDC America Inc.
514 North Franklin St, Suite 201
Tampa, FL 33602, United States
John R. Vetterli, Esq. Jessica Y. Chen, Esq. White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Tel: (212) 819-8200 Fax: (212) 354-8113
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company  ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒
†     The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2022
PROSPECTUS

$200,000,000

Ordinary Shares
Preferred Shares
Debt Securities
Subscription Rights
Warrants
Units

We may offer and sell to the public from time to time in one or more series or issuances up to $200,000,000 in the aggregate of ordinary shares, preferred shares, debt securities, subscription rights, warrants and/or units consisting of two or more of these classes or series of securities. We refer to the ordinary shares, preferred shares, debt securities, subscription rights, warrants and units collectively as “securities” in this prospectus.

We may offer and sell any combination of the securities in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time we sell securities pursuant to this prospectus, we will obtain any necessary consents from the Jersey Financial Services Commission and we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

Our ordinary shares are traded on the Nasdaq Global Market under the symbol “GAMB.” The last reported sale price for ordinary shares on August 11, 2022 as quoted on the Nasdaq Global Market was $8.63 per share.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012, and as such are eligible for reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                              , 2022.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings under this prospectus. Each time we sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.”
You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement and any issuer free writing prospectus. We have not authorized any other person to provide you with different information or to make any representation other than those contained in or incorporated by reference into this prospectus, any prospectus supplement and any issuer free writing prospectus. If any person provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and/or prospects may have changed since those dates.
It must be distinctly understood that neither the registrar of companies in Jersey nor the the Jersey Financial Services Commission takes any responsibility for the financial soundness of the Company or for the correctness of any statements made, or opinions expressed, with regard to it.
For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Gambling.com Group,” the “Company,” the “Group,” “we,” “our,” “ours,” “us,” or similar terms refer to Gambling.com Group Limited, together with its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” “could,” “will,” “would,” “ongoing,” “future,” or the negative of these terms or other similar expressions. Forward-looking statements include, but are not limited to, such matters as:

•our ability to manage our continued expansion into the United States markets and other markets in which we currently operate, and expansion into new markets;

•our ability to compete in our industry;

•our expectations regarding our financial performance, including our revenue, costs, EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin;

•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs, including to help finance potential acquisitions;

•our ability to mitigate and address unanticipated performance problems on our websites or platforms;

•our ability to attract, retain, and maintain good relations with our customers;

•our ability to anticipate market needs or develop new or enhanced offerings and services to meet those needs;

•our ability to obtain and maintain licenses or approvals with gambling authorities in the United States;

•our ability to stay in compliance with laws and regulations, including tax laws, that currently apply or may become applicable to our business both in the United States and internationally and our expectations regarding various laws and restrictions that relate to our business;

•our ability to anticipate the effects of existing and developing laws and regulations, including with respect to taxation, and privacy and data protection that relate to our business;

•our ability to maintain, protect, and enhance our intellectual property;

•our ability to identify, recruit, and retain skilled personnel, including key members of senior management;

•our ability to successfully identify, manage, consummate and integrate any existing and potential acquisitions;

•our ability to manage the increased expenses associated and compliance demands with being a public company;

•our ability to maintain our foreign private issuer status; and

•our ability to effectively manage our growth and maintain our corporate culture.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance, or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under the heading “Risk Factors” in this prospectus for a discussion of these and other risks that relate to our business and investing in our securities.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Each forward-looking statement speaks only as of the date of the particular statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date on which the statements are made to conform these statements to actual results or to changes in our expectations.

THE COMPANY
We are a multi-award-winning performance marketing company and a leading provider of digital marketing services active in the online gambling industry based on revenue. Our principal focus is on iGaming and online sports betting. Through our proprietary technology platform, we publish a portfolio of premier branded websites including Gambling.com and Bookies.com. We also own and operate RotoWire.com (which was acquired in January 2022) and BonusFinder.com (which was acquired in February 2022). We tailor each one of our websites to different user interests and markets by producing original content relating to online gambling and fantasy sports, such as news, odds, statistics, product reviews and product comparisons of locally available online gambling services. We utilize our technology platform, websites, and media partnerships to attract online gamblers through online marketing efforts and refer these online gamblers to companies that are licensed by gambling regulators to provide real-money online gambling services, known as online gambling operators, who convert these potential online gamblers into actual paying players. In this way, we provide business-to-business (“B2B”), digital marketing services to online gambling operators. We also monetize our websites through business-to-consumer (“B2C”) fantasy sports data subscriptions and sell data syndication to B2B clients.
We are not a gambling company and do not offer any gambling services ourselves. We can alternatively be described as a lead generation company, an affiliate marketing company or simply an affiliate. In many ways, we are more akin to an online media company as our revenue is derived primarily from online marketing.
We primarily generate revenue through performance marketing by referring online gamblers to online gambling operators. When an online gambler visits an online gambling operator from one of our websites, registers a new account and makes a deposit, this online gambler becomes one of our referred players. Each of our referred players entitles us to remuneration pursuant to our agreements with the online gambling operator. Our performance marketing agreements are primarily based on a revenue share model, a Cost Per Acquisition model (also referred to as “CPA”), or a combination of both, which is referred to as hybrid.

Our principal executive offices are located at 22 Grenville Street, St. Helier, Channel Island of Jersey JE4 8PX, and our telephone number is +1 704 368 3388.

RISK FACTORS

Investing in our securities involves a high degree of risk. Our business, financial condition, or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed under the caption “Item 3. Key Information – Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on March 25, 2022, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference herein, and in any applicable prospectus supplement to this prospectus, before making your investment decision. See “Where You Can Find More Information” and “Incorporation by Reference.”

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business, financial condition, prospects, or results of operations could be adversely affected. In that event, the market price of our ordinary shares or other securities could decline, and you could lose part or all of your investment. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.”

OFFER STATISTICS AND EXPECTED TIMETABLE
We may sell from time to time pursuant to this prospectus (as may be detailed in an applicable prospectus supplement) an indeterminate number of securities as shall have a maximum aggregate offering price of $200 million. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

USE OF PROCEEDS
Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities that may be offered hereby for general corporate purposes, which may include working capital, operating expenses, capital expenditures, and potential strategic investments and acquisitions. Additional information relating thereto may be set forth in any applicable prospectus supplement.

CAPITALIZATION
Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and incorporated herein by reference.

DESCRIPTION OF SECURITIES
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.
We may sell from time to time, in one or more offerings, ordinary shares, preferred shares, debt securities, subscription rights, warrants and/or units consisting of two or more of these classes or series of securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $200 million.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital is an unlimited number of shares of one class designated as ordinary shares, with no par value.

As of June 30, 2022, there were 36,444,877 ordinary shares issued and outstanding. All of our outstanding ordinary shares are validly issued, fully paid, and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.
A description of our ordinary shares can be found under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A filed with the SEC on July 19, 2021, and any amendments or reports filed for the purpose of updating such description.
DESCRIPTION OF PREFERRED SHARES

The following summary of terms of preferred shares is not complete as we currently do not have any preferred shares. You should refer to the provisions of our Amended and Restated Memorandum and Articles of Association and the terms of each class or series of the preferrred shares which will be filed with the SEC at or prior to the time of issuance of such class or series of preferrred shares and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to that series of preferrred shares, provided that the information set forth in the prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

Our Amended and Restated Memorandum and Articles of Association allow our Board of Directors (the “Board”), subject to any special rights conferred on the holders of any share or class of shares and the resolutions of our shareholders, to authorize the creation and issuance of preferred shares in one or more series, and to fix the rights and preferences of those shares, including as to dividends, voting, return of capital and otherwise.

Issuances of preferred shares are subject to the applicable rules of any stock exchange or other organizations on whose systems our preferred shares may then be quoted or listed. Depending upon the terms of the preferred shares established by our Board, any or all series of preferred shares could have preferences over the ordinary shares with respect to dividends and other distributions and upon liquidation of the company. Issuance of any such shares with voting powers, or issuance of additional ordinary shares, would dilute the voting power of the issued and outstanding ordinary shares.

The terms of each series of preferred shares will be described in any prospectus supplement related to that series of preferred shares.

The Board, in approving the issuance of a series of preferred shares, has authority to determine, and the applicable prospectus supplement may set forth with respect to that series, the following terms, among others:

•the number of shares constituting that series and the distinctive designation of that series;

•the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of those voting rights;

•the conversion or exchange privileges for shares of the series, if any (including, without limitation, conversion into shares of common share), and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in those events as the Board will determine;

•whether or not the shares of that series will be redeemable and, if so, the terms and conditions of the redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•any sinking fund for the redemption or purchase of shares of that series and the terms and amount of the sinking fund;

•the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness by us or any of our subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our issued and outstanding shares;

•the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

•any other relevant participating, optional or other special rights, qualifications, limitations or restrictions of that series.

If the purchase price of any preferred share is payable in a currency other than U.S. dollars, the specific terms with respect to such preferred share and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities together with other securities or separately. The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read the indenture, which will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of each series of debt securities in respect of which the prospectus supplement is delivered:
•the title of the series;
•the aggregate principal amount;
•the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•any limit on the aggregate principal amount;
•the date or dates on which principal is payable;
•the interest rate or rates (which may be fixed or variable) and, if applicable, the method used to determine such rate or rates;
•the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•the place or places where principal and, if applicable, premium and interest is payable;
•the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;
•whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•the currency of denomination;
•the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;
•if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;
•the provisions, if any, relating to any collateral provided for such debt securities;
•any events of default;
•the terms and conditions, if any, for conversion into or exchange for our ordinary shares;
•any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
•the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.
One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections and general tax considerations relating to the debt securities and the foreign currency or currencies (or foreign currency unit or units) in the applicable prospectus supplement.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our ordinary shares, preferred shares or debt securities or any combination thereof. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•the price, if any, for the subscription rights;
•the exercise price payable for each ordinary share upon the exercise of the subscription rights;
•the number of subscription rights to be issued to each shareholder;
•the number and terms of the ordinary shares which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights agreement, which will be filed with the SEC if we offer subscription rights.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase ordinary shares, preferred shares or debt securities or any combination thereof. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued and exercised;
•the currency or currencies in which the price of such warrants will be payable;
•the securities purchasable upon exercise of such warrants;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•any material Jersey and U.S. federal income tax consequences;
•the anti-dilution provisions of the warrants, if any; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•any material provisions of the governing unit agreement that differ from those described above.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
•through underwriters or dealers;
•directly to a limited number of purchasers or to a single purchaser;
•through agents; or
•through any other method permitted by applicable law and described in the applicable prospectus supplement.
The distribution of our securities may be carried out, from time to time, in one or more transactions, including:
•block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or
•sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•the name or names of any underwriters, dealers or agents;
•the method of distribution;
•the public offering price or purchase price and the proceeds to us from that sale;
•the expenses of the offering;
•any discounts to be allowed or paid to the underwriters, dealers or agents;
•all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and
•any other information regarding the distribution of the securities that we believe to be material.
Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

U.S. laws do not necessarily extend either to us or our officers or directors. We are organized under the laws of Jersey. Many of our directors and officers reside outside of the U.S. Substantially all the assets of both us and our directors and officers are located outside the U.S. As a result, it may not be possible for investors to effect service of process on either us or our officers and directors within the U.S., or to enforce against these persons or us, either inside or outside the U.S., a judgment obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the U.S. or any U.S. state.
We have appointed GDC America, Inc., as our agent to receive service of process with respect to any action brought against us in the U.S. under the federal securities laws of the U.S. or of the laws of any state of the U.S.
A judgment of a U.S. court is not directly enforceable in Jersey, but constitutes a cause of action which will be enforced by Jersey courts provided that:
•the applicable U.S. courts had jurisdiction over the case, as recognized under Jersey law;
•the judgment is given on the merits and is final, conclusive and non-appealable;
•the judgment relates to the payment of a sum of money, not being taxes, fines or similar governmental penalties;
•the defendant is not immune under the principles of public international law;
•the same matters at issue in the case were not previously the subject of a judgment or disposition in a separate court;
•the judgment was not obtained by fraud or duress and was not based on a clear mistake of fact; and
•the recognition and enforcement of the judgment is not contrary to public policy in Jersey, including observance of the principles of what are called “natural justice,” which among other things require that documents in the U.S. proceeding were properly served on the defendant and that the defendant was given the right to be heard and represented by counsel in a free and fair trial before an impartial tribunal.

It is the policy of Jersey courts to award compensation for the loss or damage actually sustained by the person to whom the compensation is awarded. Although the award of punitive damages is generally unknown to the Jersey legal system that does not mean that awards of punitive damages are not necessarily contrary to public policy. Whether a judgment was contrary to public policy depends on the facts of each case. Exorbitant, unconscionable, or excessive awards will generally be contrary to public policy. Moreover, if a US court gives a judgment for multiple damages against a qualifying defendant the amount which may be payable by such defendant may be limited by virtue of the Protection of Trading Interests Act 1980, an Act of the U.K. extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order, 1983, which provides that such qualifying defendant may be able to recover such amount paid by it as represents the excess of such multiple damages over the sum assessed as compensation by the court that gave the judgment. A “qualifying defendant” for these purposes is a citizen of the U.K. and Colonies, a body corporate incorporated in the U.K., Jersey or other territory for whose international relations the U.K. is responsible or a person carrying on business in Jersey.
Jersey courts cannot enter into the merits of the foreign judgment and cannot act as a court of appeal or review over the foreign courts. In addition, a plaintiff who is not resident in Jersey may be required to provide a security bond in advance to cover the potential of the expected costs of any case initiated in Jersey. In addition, we have been further advised by our legal counsel in Jersey, that it is uncertain as to whether the courts of Jersey would entertain original actions based on U.S. federal or state securities laws, or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws.

EXPENSES

The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee and the FINRA filing fee.

Expense	Estimated Amount
SEC registration fee	$18,540
FINRA filing fees	$30,500
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*
_________________
*    To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS

Carey Olsen Jersey LLP will pass upon the validity of the shares being registered hereby and certain other legal matters in connection with the registration of such shares. Certain legal matters with respect to New York law, the validity of debt securities, warrants, subscription right and units under New York law, and U.S. federal securities laws will be passed upon for us by White & Case LLP, New York, New York. Additional legal matters may be passed upon for us and any underwriter by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
BDO LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.
We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC.
We also maintain a website (www.gambling.com/corporate) from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website is not incorporated into this prospectus and is not part of this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed or furnished with the SEC:
•our annual report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 25, 2022;
•our reports on Form 6-K furnished to the SEC on March 28, 2022, April 8, 2022 (but only Exhibit 99.1 thereto), May 19, 2022, May 31, 2022 (the second 6-K filing on such date), July 1, 2022, and July 6, 2022 (but excluding Exhibit 99.1 thereto); and
•the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on July 19, 2021, including any amendments or reports filed for the purpose of updating such description.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

$200,000,000

Ordinary Shares
Preferred Shares
Debt Securities
Subscription Rights
Warrants
Units

The date of this prospectus is                              , 2022.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Subject to the Jersey Companies Law, our amended and restated memorandum and articles of association permit us to indemnify any director against any liability, to purchase and maintain insurance against any liability for any director and to provide any director with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure).
However, Article 77 of the Jersey Companies Law limits the ability of a Jersey company to exempt or indemnify a director from any liability arising from acting as a director. It provides that neither a company (or any of its subsidiaries) nor any other person for some benefit conferred or detriment suffered directly or indirectly by the company, may exempt or indemnify any director from, or against, any liability incurred by him as a result of being a director of the company except where the company exempts or indemnifies him against:

(a)	any liabilities incurred in defending any proceedings (whether civil or criminal):

(i)	in which judgment is given in his or her favor or he or she is acquitted;

(ii)	which are discontinued otherwise than for some benefit conferred by him or her or on his or her behalf or some detriment suffered by him or her; or

(iii)	which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), he or she was substantially successful on the merits in his or her resistance to the proceedings; or

(b)	any liability incurred otherwise than to the company if he or she acted in good faith with a view to the best interests of the company;

(c)	any liability incurred in connection with an application made under Article 212 of the Jersey Companies Law in which relief is granted to him or her by the court; or

(d)	any liability against which the company normally maintains insurance for persons other than directors.
Article 77 of the Jersey Companies Law permits a company to purchase and maintain directors’ and officers’ insurance and we maintain a directors’ and officers’ liability insurance policy for the benefit of our directors and officers.

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ITEM 9.    Exhibits.

Exhibit No.	Exhibit Index
1.1*	Form of Underwriting Agreement (for equity securities)
1.2*	Form of Underwriting Agreement (for debt securities)
3.1
Memorandum and Articles of Association of the Registrant (in effect prior to July 27, 2021) (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on June 25, 2021)

3.2
Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.2 filed with the Registrant’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 25, 2022)

4.1*	Form of Indenture (including form of Debt Security)
4.2*	Form of Subscription Rights Agreement (including form of Right Certificate)
4.3*	Form of Warrant Agreement (including form of Warrant Certificate)
4.4*	Form of Unit Agreement (including form of Unit Certificate)
5.1	Opinion of Carey Olsen Jersey LLP
5.2	Opinion of White & Case LLP
23.1	Consent of BDO LLP, independent registered public accounting firm
23.2	Consent of Carey Olsen Jersey LLP (included in Exhibit 5.1)
23.3	Consent of White & Case LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included in the signature pages hereto)
25.1**	Statement of Eligibility of Trustee under Indenture
107	Filing Fee Table
_________________
*    To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report on Form 6-K to be filed under the Exchange Act and incorporated herein by reference.
**    Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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ITEM 10.    Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.
(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement
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that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(iv)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(v)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(vi)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(vii)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Channel Island of Jersey on August 15, 2022.

GAMBLING.COM GROUP LIMITED

By:	/s/ Charles Gillespie
Name: Charles Gillespie
Title: Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Gillespie and Elias Mark, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Charles Gillespie	Chief Executive Officer, Director (Principal Executive Officer)
Charles Gillespie

/s/ Elias Mark	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Elias Mark

/s/ Mark Blandford	Chairman of the Board of Directors
Mark Blandford

/s/ Susan Ball	Director
Susan Ball

/s/ Fredrik Burvall	Director
Fredrik Burvall

/s/ Gregg Michaelson	Director
Gregg Michaelson

/s/ Michael Quartieri	Director
Michael Quartieri

/s/ Pär Sundberg	Director
Pär Sundberg

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on August 15, 2022 by the following persons in the capacities indicated.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant, has signed this registration statement on August 15, 2022.
BY: GDC AMERICA, INC.

/s/ William S. Hanson	Authorized Representative in the United States
Name: William S. Hanson Title: President